                                                                    Exhibit 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements (Nos. 33-64705, 333-30511 and No. 333-15725) on Form S-3 and on Form S-8 (No. 333-24917) of Berger Holdings, Ltd. of our report dated March 3, 1999 relating to the consolidated balance sheets of Berger Holdings, Ltd. as of December 31, 1998 and the related consolidated statements of operations, shareholder's equity and cash flows and related financial statement schedules for the year ended December 31, 1998, which reports are incorporated by reference in the December 31, 1998 annual report Form 10-K of Berger Holdings, Ltd.


KPMG LLP


Philadelphia, Pennsylvania
March 26, 1999


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